Exhibit 99.1

KULR Technology Group Provides Biosensing Solution for the Metaverse

SAN DIEGO / GLOBENEWSWIRE / May 03, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), today announced it has shipped prototypes of a core component in the sensing of electrical nerve signals to control navigation through virtual environments to a major original equipment manufacturer (“OEM”) of hardware and software to the Metaverse. This multinational technology conglomerate has selected KULR’s proprietary carbon fiber solution due to its superior thermal and electrical qualities, as well as its comfort on the skin.

A March 2022 report by Citi has high expectations for the Metaverse. According to the report, users should increasingly be able to access a host of use cases, including commerce, art, media, advertising, healthcare, and social collaboration. A device agnostic Metaverse would be accessible via personal computers, game consoles, and smartphones, resulting in a large ecosystem. Using this broad definition, Citi forecasts the total addressable market for the Metaverse to be between $8 trillion and $13 trillion by 2030, with total Metaverse users numbering around five billion.

“We are excited to apply our carbon fiber substrate in new emerging applications such as biosensing for the Metaverse,” said KULR’s CEO, Michael Mo. “We have prior experience in this area working with Yale University researchers using similar carbon fiber materials to detect electric pulse signals from the brain. We believe there are more opportunities to apply our design and processing capabilities, beyond thermal management and battery safety, around vertically oriented carbon fiber as a foundational platform to build exciting new applications.”

Michael Mo recently sat down with Proactive to talk more about the company's new solution.

KULR’s core thermal energy management solution is based on its proprietary carbon fiber velvet, in which the fiber packing density and orientation serve a wide range of applications, including challenging thermal and chemical environments, sliding interfaces, and interfaces with wide varying gaps. Based on this core architecture, KULR has developed battery safety technologies to mitigate lithium-ion battery thermal runaway propagation. KULR is also exploring new battery configurations where its carbon fiber velvet can increase energy density, provide faster charging capabilities, and enhance solid state battery performances.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Relations:

Annika Harper

The Antenna Group

KULR@antennagroup.com

Investor Relations:

Tom Colton or Matt Glover

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com